EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Number 333-183652 of CreditRiskMonitor.com, Inc. on Form S-8 of our report dated March 21, 2024 on our audits of the financial statements of CreditRiskMonitor.com, Inc. as of December 31, 2023 and 2022 and for each of the years then ended appearing in this Annual Report on Form 10-K of CreditRiskMonitor.com, Inc. for the year ended December 31, 2023.

/s/ CohnReznick LLP
New York, New York
March 21, 2024